EXHIBIT 10.12

GUARANTEE AGREEMENT

GUARANTEE AGREEMENT dated as of August     , 2004, by and between DELTIC TIMBER CORPORATION, a Delaware corporation (the “Guarantor”), and SUNTRUST BANK, a Georgia banking corporation as administrative agent (the “Administrative Agent”) for the Lenders (as defined in the Credit Agreement referred to below).

Reference is made to the Letter of Credit and Term Loan Agreement dated as of August     , 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Del-Tin Fiber LLC, as the borrower (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and SunTrust Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Issuing Bank (in such capacity, the “Issuing Bank”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Term Loans, Advances as Reimbursement Obligations and LC Loans to the Borrower, and the Issuing Bank has agreed to issue a Letter of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantor acknowledges that it will derive substantial benefit from the making of the Term Loans, Advances as Reimbursement Obligations and LC Loans by the Lenders, and the issuance of the Letter of Credit by the Issuing Bank. The obligations of the Lenders to make the Term Loans, Advances as Reimbursement Obligations and LC Loans and of the Issuing Bank to issue the Letter of Credit are conditioned on, among other things, the execution and delivery by the Guarantor of this Guarantee Agreement. As consideration therefore and in order to induce the Lenders to make the Term Loan, Advances as Reimbursement Obligations and LC Loans and the Issuing Bank to issue the Letter of Credit, the Guarantor executes this Guarantee Agreement.

Accordingly, the parties hereto agree as follows:

1. Guarantee. Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) fifty percent (50%) of the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, Advances as Reimbursement Obligations and LC Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) fifty percent (50%) each payment required to be made by the Borrower under the Credit Agreement in respect of the Letter of Credit or any Reimbursement Obligation, when and as due, including payments in respect of reimbursement or disbursements, and interest thereon, and (iii) fifty percent (50%) of all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, and fifty percent (50%) of the obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents; and (c) fifty percent (50%) of the due and punctual payment and performance of all obligations of the Borrower under each Hedging Agreement entered into with a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement was entered into (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being collectively called the “Obligations”). Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

2.    Obligations Not Waived. To the fullest extent permitted by applicable law, Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other guarantor, or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any Lender.

3.    Guarantee of Payment. Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower or any other person.

4.    No Discharge or Diminishment of Guarantee. The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to the extent vary the risk of Guarantor or any other guarantor or that would otherwise operate as a discharge of Guarantor or any other guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

5.    Defenses of Borrower Waived. To the fullest extent permitted by applicable law, Guarantor waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other guarantor, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against the Borrower or any other guarantor, as the case may be, or any security.

6.    Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any Lender has at law or in equity against Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for the benefit of the Lenders in cash its portion of the unpaid Obligations as set forth in Section 1. Upon payment by Guarantor of any sums to the Administrative Agent, all rights of Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by Guarantor is hereby subordinated in right of payment to the prior payment in full in cash of the Obligations. If any amount shall erroneously be paid to Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

7.    Information. Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise Guarantor of information known to it or any of them regarding such circumstances or risks.

8.    Termination. The guarantees made hereunder (a) shall terminate when all the Obligations have been paid in full and the Lenders have no further Commitments under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue the Letter of Credit under the Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or Guarantor or any other guarantor upon the bankruptcy or reorganization of the Borrower, Guarantor, any other guarantor or otherwise. In connection with the foregoing, the Administrative Agent shall execute and deliver to Guarantor or Guarantor’s designee, at Guarantor’s expense, any documents or instruments which Guarantor shall reasonably request from time to time to evidence such termination and release.

9.    Successors and Assigns. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided that Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

10.    Waivers; Amendment. (a) No failure or delay of the Administrative Agent of any in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights of the Administrative Agent hereunder and of the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Guarantor in any case shall entitle Guarantor to any other or further notice in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Credit Agreement).

11.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

12.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement. All communications and notices hereunder to Guarantor shall be given to it at its address set forth on this signature page hereof.

13.    Survival of Agreement; Severability. (a) All covenants, agreements representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or the other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Term Loans, Advances as Reimbursement Obligations and LC Loans and the issuance of the Letter of Credit by the Issuing Bank regardless of any investigation made by any of them or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan, Advances as Reimbursement Obligations or LC Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the LC Exposure does not equal zero and as long as the Commitments have not been terminated.

(b)    In the event one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

14.    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

15.    Rules of Interpretation. The rules of interpretation specified in Section 1.3 of the Credit Agreement shall be applicable to this Agreement.

16.    Jurisdiction; Consent to Service of Process. (a) Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Georgia State court located in Fulton County, Georgia or any Federal court located in the Northern District of Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Georgia State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Guarantor or its properties in the courts of any jurisdiction.

(b)    Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally, reasonably and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any Georgia State or Federal court. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    The parties to this Agreement irrevocably consent to service of process in the manner provided for notices herein at Section 12. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

17.    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE PARTIES HERETO (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGE THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

18.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and the Issuing Bank are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or the Issuing Bank to or for the credit or the account of Guarantor against any or all the obligations of Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender or the Issuing Bank, irrespective of whether or not such Person shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender and the Issuing Bank under this Section 18 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank, as the case may be, may have.

19.    Financial Statements. During the term of this Guarantee Agreement, Guarantor shall provide, or otherwise make available through its annual and quarterly filings with the Securities and Exchange Commission, the following to the Administrative Agent:

(a)    as soon as available and in any event within 120 days after the end of each fiscal year of Guarantor, a copy of the annual audited report for such fiscal year for the Guarantor, containing a balance sheet of the Guarantor as of the end of such fiscal year and the related statements of income and cash flows (together with all footnotes thereto) of the Guarantor for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Guarantor for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards provided that furnishing a copy of Guarantor’s Annual Report on Form 10-K and Annual Report to stockholders will satisfy the requirements of this Section 19 (a); and

(b)    as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, an unaudited consolidated balance sheet of the Guarantor as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Guarantor for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Guarantor’s previous fiscal year, all certified by the chief financial officer or treasurer of the Guarantor as presenting fairly in all material respects the financial condition and results of operations of the Guarantor on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, provided that furnishing a copy of Guarantor’s Quarterly Report on Form 10-Q will satisfy the requirements of this Section 19(b); and

(c)    concurrently with the delivery of the financial statements referred to in Section 19(a) and (b), a certificate demonstrating compliance with the financial covenants of the Existing Deltic Timber Credit Facility; and

(d) within five days after the same are sent, copies of all financial statements and reports which the Guarantor sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports to which the Guarantor may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; provided that the Guarantor shall not be required to deliver (i) filings for which confidential treatment has been requested, (ii) Registration Statements on Form S-8, (iii) Annual Reports on Form 11-K or (iv) preliminary prospectuses and the registration statements of which they are a part.

20.    Events Requiring Performance. Upon the occurrence of any of the following events, regardless of whether any of the Obligations has been accelerated, is past due, or is in default, Administrative Agent shall be entitled to enforce the provisions hereof, and to exercise any other rights, powers, and remedies provided hereunder or otherwise available in law or in equity:

(a) Guarantor fails to perform or observe any agreement, covenant or provision contained in this Guarantee Agreement; or

(b) any warranty, representation or other statement by or on behalf of the Guarantor contained in this Guarantee Agreement or in financial statements or certificates provided to Lender by or on behalf of Guarantor is false or misleading in any material respect; or

(c) An Event of Default occurs under the Credit Agreement, subject to the cure provisions set forth therein; provided that said cure provisions shall not apply to any default of Guarantor arising under Sections 8.1(g), (h) or (i) of the Credit Agreement; or

(d) A financial covenant default occurs under the Existing Deltic Timber Credit Facility (as such term is defined in the Credit Agreement, and as such financial covenants may be amended and/or restated from time to time); provided that notwithstanding anything to the contrary contained in the Existing Deltic Timber Credit Facility, the financial covenants of Guarantor set forth therein shall survive any termination thereof and shall continue to apply in full force and effect to this Guarantee.

21.    Cure Provision. Provided that the following shall not apply to any default of Guarantor arising under Sections 8.1(g), (h) or (i) of the Credit Agreement, a default hereunder may be cured if

Guarantor delivers to the Administrative Agent (for the benefit of Lenders) within ten (10) days of such default, cash collateral (to be deposited with the Administrative Agent and subject to a first priority security interest in favor of the Administrative Agent) and/or letters of credit (in form and substance satisfactory to the Administrative Agent), to collateralize this Guarantee Agreement in an amount equal to Guarantor’s Obligations.

22.    Disclosure. Guarantor has disclosed to the Administrative Agent all agreements, instruments, and corporate or other restrictions to which the Guarantor is subject, and all other matters known to Guarantor as of the date hereof, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to Guarantor.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

DELTIC TIMBER CORPORATION

By:

Name:

Title:

Address for notice purposes:

Facsimile Number:

SUNTRUST BANK, as Administrative Agent

By:

Name:

Title: